Doma's Q2 2022 Results Show Resilience Amidst Continued Housing Market Headwinds; Reaffirms 2022 Adjusted EBITDA Guidance and Commitment to Deliver Positive Adjusted EBITDA by the End of 2023

Second Quarter 2022 Business Highlights(1):
•Total revenue of $124 million, up 10% versus Q1 2022
•Retained premiums and fees of $49 million, down (5)% versus Q1 2022
•Gross profit of $7 million, flat versus Q1 2022
•Adjusted gross profit of $11 million, up 5% versus Q1 2022
•Purchase closed orders up 16% versus Q1 2022, Refinance closed orders down (47)% versus Q1 2022, and Total closed orders down (31)% versus Q1 2022

SAN FRANCISCO--(Business Wire)--August 9, 2022-- Doma Holdings, Inc. (NYSE: DOMA) ("Doma" or the "Company"), a leading force for disruptive change in the real estate industry, today reported quarterly financial results and key operating data for the three and six months ended June 30, 2022(2). Doma’s results demonstrate the Company's ability to effectively manage the business through a set of macroeconomic and housing industry headwinds that continued to worsen significantly in the first half of 2022. Despite these headwinds, the Company's Q2 results, including strategic investment prioritization, cost restructuring, and a focus on purchase transactions, show that Doma remains on its path to positive Adjusted EBITDA profitability by the end of 2023.

"In the face of heightened cyclical challenges within the mortgage and housing market, I am confident Doma will be recognized as one of the most agile companies to adapt to evolving market conditions, while still remaining focused on our vision of making the home closing experience better, faster, and more affordable," said Max Simkoff, CEO of Doma." The re-prioritization of our investments and our focus on purchase orders, which now make up 66% of our direct Retained Premiums and Fees, give us confidence we'll achieve positive Adjusted EBITDA by the end of 2023, if not sooner."

Doma's financial performance in the second quarter was delivered against the backdrop of a mortgage market that saw overall mortgage demand fall to the lowest level in 22 years, with purchase mortgage applications declining 14% from Q1 2022 to Q2 2022, and where purchase transaction cancellations reached 15% in June, the highest level since April of 2020. Doma's unique value proposition is highlighted by its strong performance in purchase transactions which were up 16% quarter over quarter. In anticipation of further market challenges throughout the remainder of the year, Doma took additional steps in Q2 2022 to protect its path to achieve positive Adjusted EBITDA by the end of 2023. These actions included further cost reductions amidst a narrower focus on a set of strategic home purchase initiatives. Chief among these priorities include the acceleration of additional purchase transactions onto the Doma Intelligence platform (also referred to as Doma for Purchase) and the development of additional product features within Doma for Purchase for select Enterprise referral partners.
"Because of the high degree of volatility in the mortgage market, most of which is being driven by macroeconomic factors outside of Doma's control, we are being strategically selective with our investments and are prudently managing our expenses, including prioritizing profitability and preserving cash over growth," said Mike Smith, Chief Financial Officer at Doma. "We believe that we have taken meaningful actions to guard against the uncertainty in the mortgage market in the back half of this year and to protect our bottom-line results. We are reaffirming our full year 2022 Adjusted EBITDA guidance at the low end of the range and will continue to manage our cost structure and investment prioritization, specifically focused on the purchase market, to ensure that we remain on our near-term path to profitability by the end of 2023."

(1) Reconciliations of retained premiums and fees, adjusted gross profit, and the other financial measures used in this press release that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) to the nearest measures prepared in accordance with GAAP have been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

(2) Doma completed its business combination with Capitol Investment Corp. V ("Capitol") on July 28, 2021. The financial results and key operating data included in this second quarter release include operating results of Doma prior to completion of the business combination and operating results of the combined company subsequent to completion of the business combination.

Second Quarter 2022 Growth Drivers and Recent Business Highlights
•Steady progress in the purchase market, demonstrated by purchase orders as of Q2 2022 making up 38% of Doma's direct residential order volume and 66% of its direct Retained Premiums & Fees.

◦Added new features and functionality to the Doma Intelligence platform in support of purchase transactions, while ensuring increased quality and efficiency across escrow and fulfillment ahead of an accelerated rollout. Doma expects to have the majority of its purchase transactions on the Doma Intelligence platform by the end of 2023.

◦Partnered with several Enterprise referral partners to explore a version of Doma for Purchase that can be offered directly to borrowers as part of the lender's purchase workflow. Doma intends to roll out an initial version of this product with a small group of these Enterprise partners later this year and believes this initiative may unlock an additional distribution channel for Doma for Purchase.

•Continued share gain in the Enterprise channel - which comprises the majority of refinance volumes - evidenced by a net gain in wallet share across Enterprise accounts and the onboarding of several new partners in the quarter.
•Management reaffirmation of 2022 full year Adjusted EBITDA guidance at the low end of the range, due to continued developing headwinds across the mortgage market that put the Company's previous Retained Premiums & Fees guidance at risk. Management has further affirmed that the Company remains on its previously communicated timeline to achieve positive Adjusted EBITDA by the end of 2023, if not sooner.
◦Took further actions to align cost structure with the commitment to get to positive Adjusted EBITDA by the end of 2023 or earlier, and to reach positive cash flow generation by the end of 2023, including a significant downsizing of corporate support functions and a more streamlined management structure which is expected to result in a third quarter charge of $3 million and annualized cost savings of $40 million.

2022 Full Year Outlook (1):
▪Non-GAAP Financial Measures
•Doma expects Adjusted EBITDA between negative $120 million and negative $100 million (3)
•Doma intends to reach Adjusted EBITDA positive in 2023

Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as retained premiums and fees, adjusted gross profit and adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). Retained premiums and fees is defined as revenue less premiums retained by third-party agents. Adjusted gross profit is defined as gross profit, plus depreciation and amortization. Adjusted EBITDA is defined as net loss before interest expense, income taxes, depreciation and amortization, stock-based compensation, severance costs and change in fair value of warrant and sponsor covered shares liabilities. Doma believes that the use of retained premiums and fees, adjusted gross profit and adjusted EBITDA provides additional tools to assess operational performance and trends in, and in comparing Doma's financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Doma’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Doma’s
(3) With respect to our guidance on adjusted EBITDA, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure, which would be net loss, due to the high variability, complexity and low visibility with respect to certain items such as income taxes and changes in the fair value of Warrant and Sponsor Covered shares liabilities. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Conference Call Information
Doma will host a conference call at 5:00 PM Eastern Time on Tuesday, August 9, to present its second quarter 2022 financial results.
Dial-in Details: To access the call by phone, please go to this link (https://register.vevent.com/register/BI89661ee56bab47adb77dc1166df8d14b), and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The live webcast of the call will be accessible on the Company’s website at investor.doma.com. Approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.
About Doma Holdings, Inc.
Doma is a real estate technology company that is disrupting a century-old industry by building an instant and frictionless home closing experience for buyers and sellers. Doma uses proprietary machine intelligence technology and deep human expertise to create a vastly more simple and affordable experience for everyone involved in a residential real estate transaction, including current and prospective homeowners, mortgage lenders, title agents, and real estate professionals. With Doma, what used to take days can now be done in minutes, replacing an arcane and cumbersome process with a digital experience designed for today’s world. To learn more visit doma.com.
Forward-Looking Statements Legend
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The absence of these words does not mean that a statement is not forward-looking. Such statements are based on the beliefs of, as well as assumptions made by information currently available to Doma management. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity, total addressable market ("TAM"), market share and competition. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectation of Doma’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, will differ from assumptions and are beyond the control of Doma.
These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Doma; future global, regional or local economic, political, market and social conditions, including due to the COVID-19 pandemic; the development, effects and enforcement of laws and regulations, including with respect to the title insurance industry; Doma’s ability to manage its future growth or to develop or acquire enhancements to its platform; the effects of competition on Doma’s future business; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those other factors described in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent reports filed by Doma from time to time with the U.S. Securities and Exchange Commission (the “SEC”).

If any of these risks materialize or Doma’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Doma does not presently know or that Doma currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Doma’s expectations, plans or forecasts of future events and views as of the date of this press release. Doma anticipates that subsequent events and developments will cause Doma’s assessments to change. However, while Doma may elect to update these forward-looking statements at some point in the future, Doma specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Doma’s assessment as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact: Beatriz Bartolome | Head of Investor Relations for Doma | ir@doma.com
Media Contact: Camilla Whitmore | Lead, Public Relations for Doma | press@doma.com
SOURCE Doma Holdings, Inc.

Key Operating and Financial Indicators

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands, except for open and closed order numbers)
Key operating data:
Opened orders	25,231	41,491	60,423	82,575
Closed orders	18,799	31,436	46,146	64,086

GAAP financial data:
Revenue (1)	$123,744	$129,986	$235,951	$257,782
Gross profit (2)	$7,143	$26,514	$14,277	$52,930
Net loss (3)	$(58,652)	$(23,299)	$(108,678)	$(35,057)
Non-GAAP financial data (4):
Retained premiums and fees	$49,106	$64,805	$100,711	$122,263
Adjusted gross profit	$10,890	$29,535	$21,260	$58,657
Ratio of adjusted gross profit to retained premiums and fees	22%	46%	21%	48%
Adjusted EBITDA	$(43,390)	$(11,903)	$(88,295)	$(15,182)

_________________
(1)Revenue is comprised of (i) net premiums written, (ii) escrow, other title-related fees and other, and (iii) investment, dividend and other income.
(2)Gross profit, calculated in accordance with GAAP, is calculated as total revenue, minus premiums retained by third-party agents, direct labor expense (including mainly personnel expense for certain employees involved in the direct fulfillment of policies) and direct non-labor expense (including mainly title examination expense, provision for claims, and depreciation and amortization). In our consolidated income statements, depreciation and amortization is recorded under the “other operating expenses” caption.
(3)Net loss is made up of the components of revenue and expenses.
(4)Retained premiums and fees, adjusted gross profit and adjusted EBITDA are non-GAAP financial measures.

Non-GAAP Financial Measures
Retained premiums and fees
The following table reconciles our retained premiums and fees to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Revenue	$123,744	$129,986	$235,951	$257,782
Minus:
Premiums retained by third-party agents	74,638	65,181	135,240	135,519
Retained premiums and fees	$49,106	$64,805	$100,711	$122,263
Minus:
Direct labor	23,890	20,902	51,688	38,881
Provision for claims	6,310	6,807	10,921	10,055
Depreciation and amortization	3,747	3,021	6,983	5,727
Other direct costs (1)	8,016	7,561	16,842	14,670
Gross Profit	$7,143	$26,514	$14,277	$52,930
__________________
(1)Includes title examination expense, office supplies, and premium and other taxes.

Adjusted gross profit
The following table reconciles our adjusted gross profit to our gross profit, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Gross Profit	$7,143	$26,514	$14,277	$52,930
Adjusted for:
Depreciation and amortization	3,747	3,021	6,983	5,727
Adjusted Gross Profit	$10,890	$29,535	$21,260	$58,657
Adjusted EBITDA
The following table reconciles our adjusted EBITDA to our net loss, the most closely comparable GAAP financial measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Net loss (GAAP)	$(58,652)	$(23,299)	$(108,678)	$(35,057)
Adjusted for:
Depreciation and amortization	3,747	3,021	6,983	5,727
Interest expense	4,489	4,451	8,696	7,810
Income taxes	136	211	321	336
EBITDA	$(50,280)	$(15,616)	$(92,678)	$(21,184)
Adjusted for:
Stock-based compensation	8,255	3,713	19,648	6,002
Severance costs	3,828	—	3,828	—
Change in fair value of Warrant and Sponsor Covered shares liabilities	(5,193)	—	(19,093)	—
Adjusted EBITDA	$(43,390)	$(11,903)	$(88,295)	$(15,182)

The following table reconciles our adjusted gross profit to our adjusted EBITDA, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Adjusted Gross Profit	$10,890	$29,535	$21,260	$58,657
Minus:
Customer acquisition costs	14,853	12,192	30,778	22,087
Other indirect costs (1)	39,427	29,246	78,777	51,752
Adjusted EBITDA	$(43,390)	$(11,903)	$(88,295)	$(15,182)
__________________
(1)Includes corporate support, research and development, and other operating costs.

Doma Holdings, Inc.
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share information)	2022	2021	2022	2021
Revenues:
Net premiums written (1)	$108,926	$109,271	$204,592	$217,263
Escrow, other title-related fees and other	14,366	20,065	30,479	38,640
Investment, dividend and other income	452	650	880	1,879
Total revenues	$123,744	$129,986	$235,951	$257,782

Expenses:
Premiums retained by Third-Party Agents (2)	$74,638	$65,181	$135,240	$135,519
Title examination expense	5,146	5,500	11,127	10,353
Provision for claims	6,310	6,807	10,921	10,055
Personnel costs	73,233	53,954	151,026	97,419
Other operating expenses	23,637	17,181	46,391	31,347
Total operating expenses	$182,964	$148,623	$354,705	$284,693

Loss from operations	$(59,220)	$(18,637)	$(118,754)	$(26,911)

Other (expense) income:
Change in fair value of Warrant and Sponsor Covered Shares liabilities	5,193	—	19,093	—
Interest expense	(4,489)	(4,451)	(8,696)	(7,810)
Loss before income taxes	$(58,516)	$(23,088)	$(108,357)	$(34,721)

Income tax expense	(136)	(211)	(321)	(336)
Net loss	$(58,652)	$(23,299)	$(108,678)	$(35,057)

Earnings per share:
Net loss per share attributable to stockholders - basic and diluted	$(0.18)	$(0.33)	$(0.34)	$(0.51)
Weighted average shares outstanding common stock - basic and diluted	324,879,934	69,944,477	324,387,981	68,688,288
__________________
(1)Net premiums written includes revenues from a related party of $33.7 million and $27.0 million during the three months ended June 30, 2022 and 2021, respectively. Net premiums written includes revenues from a related party of $61.3 million and $51.6 million during the six months ended June 30, 2022 and 2021, respectively.
(2)Premiums retained by Third-Party Agents includes expenses associated with a related party of $27.2 million and $22.0 million during the three months ended June 30, 2022 and 2021, respectively. Premiums retained by Third-Party Agents includes expenses associated with a related party of $49.6 million and $41.8 million during the six months ended June 30, 2022 and 2021, respectively.

Doma Holdings, Inc.
Consolidated Balance Sheets

(In thousands, except share information)	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$226,339	$379,702
Restricted cash	2,959	4,126
Investments:
Fixed maturities
Held-to-maturity debt securities, at amortized cost (net of allowance for credit losses of $443 at June 30, 2022 and $0 at December 31, 2021)	51,307	67,164
Available-for-sale debt securities, at fair value (amortized cost $49,664 at June 30, 2022 and $0 at December 31, 2021)	49,966	—
Mortgage loans	1,132	2,022
Other long-term investments	325	325
Total investments	$102,730	$69,511
Receivables (net of allowance for credit losses of $1,332 at June 30, 2022 and $1,082 at December 31, 2021)	12,910	15,498
Prepaid expenses, deposits and other assets	9,250	15,692
Lease right-of-use assets	27,979	—
Fixed assets (net of accumulated depreciation of $25,775 at June 30, 2022 and $19,543 at December 31, 2021)	59,474	45,953
Title plants	13,952	13,952
Goodwill	111,487	111,487
Total assets	$567,080	$655,921

Liabilities and stockholders’ equity
Accounts payable	$3,306	$6,930
Accrued expenses and other liabilities	36,487	54,149
Lease liabilities	29,222	—
Senior secured credit agreement, net of debt issuance costs and original issue discount	148,061	141,769
Liability for loss and loss adjustment expenses	84,936	80,267
Warrant liabilities	2,080	16,467
Sponsor Covered Shares liability	709	5,415
Total liabilities	$304,801	$304,997

Stockholders’ equity:
Common stock, 0.0001 par value; 2,000,000,000 shares authorized at June 30, 2022; 325,497,629 and 323,347,806 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	33	33
Additional paid-in capital	563,265	543,070
Accumulated deficit	(301,256)	(192,179)
Accumulated other comprehensive income	237	—
Total stockholders’ equity	$262,279	$350,924
Total liabilities and stockholders’ equity	$567,080	$655,921

Quarterly Results of Operations and Other Data
The following tables set forth our selected unaudited quarterly consolidated statements of operations data for each of the quarters indicated. The information for each quarter has been prepared on a basis consistent with our audited consolidated financial statements, and reflect, in the opinion of management, all adjustments, which consist only of a normal, recurring nature that are necessary for a fair statement of the financial information contained in those financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future. The following quarterly financial data should be read in conjunction with our consolidated financial statements.
Consolidated Statements of Operations

	Three Months Ended
(In thousands)	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Revenues:
Net premiums written	$86,334	$103,587	$98,870	$107,992	$109,271	$141,491	$116,598	$95,666	$108,926
Escrow, other title-related fees and other	13,382	16,742	17,977	18,575	20,065	20,452	20,493	16,113	14,366
Investment, dividend and other income	707	743	663	1,229	650	639	588	428	452
Total revenues	$100,423	$121,072	$117,510	$127,796	$129,986	$162,582	$137,679	$112,207	$123,744

Expenses:
Premiums retained by Third-Party Agents	$56,006	$67,024	$64,011	$70,338	$65,181	$91,596	$71,330	$60,602	$74,638
Title examination expense	3,322	4,624	4,393	4,853	5,500	5,289	6,495	5,981	5,146
Provision for claims	3,040	5,242	5,272	3,249	6,807	6,685	4,594	4,611	6,310
Personnel costs	32,737	36,197	38,874	43,464	53,954	62,410	78,306	77,793	73,233
Other operating expenses	10,286	10,210	12,149	14,165	17,181	21,693	26,912	22,754	23,637
Total operating expenses	$105,391	$123,297	$124,699	$136,069	$148,623	$187,673	$187,637	$171,741	$182,964

Loss from operations	$(4,968)	$(2,225)	$(7,189)	$(8,273)	$(18,637)	$(25,091)	$(49,958)	$(59,534)	$(59,220)

Other income (expense):
Change in fair value of warrant and Sponsor Covered Shares liabilities	—	—	—	—	—	(4,478)	11,169	13,900	5,193
Interest expense	(1,123)	(1,193)	(1,151)	(3,360)	(4,451)	(4,531)	(4,519)	(4,207)	(4,489)
Loss before income taxes	$(6,091)	$(3,418)	$(8,340)	$(11,633)	$(23,088)	$(34,100)	$(43,308)	$(49,841)	$(58,516)

Income tax expense	(241)	(204)	(223)	(125)	(211)	(170)	(421)	(185)	(136)
Net loss	(6,332)	(3,622)	(8,563)	(11,758)	(23,299)	(34,270)	(43,729)	(50,026)	(58,652)

Reconciliation of GAAP to Non-GAAP Measures
The following tables present our reconciliation of GAAP measures to non-GAAP measures for the historical periods indicated.
Retained premiums and fees

	Three Months Ended
(In thousands)	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Revenue	$100,423	$121,072	$117,510	$127,796	$129,986	$162,582	$137,679	$112,207	$123,744
Minus:
Premiums retained by Third-Party Agents	56,006	67,024	64,011	70,338	65,181	91,596	71,330	60,602	74,638
Retained premiums and fees	$44,417	$54,048	$53,499	$57,458	$64,805	$70,986	$66,349	$51,605	$49,106
Minus:
Direct labor	13,898	14,892	17,050	17,979	20,902	23,948	26,787	27,798	23,890
Provision for claims	3,040	5,242	5,272	3,249	6,807	6,685	4,594	4,611	6,310
Depreciation and amortization	899	1,221	2,579	2,707	3,021	1,978	2,615	3,236	3,747
Other direct costs(1)	4,898	6,314	4,186	7,109	7,561	10,073	10,322	8,826	8,016
Gross Profit	$21,682	$26,379	$24,412	$26,414	$26,514	$28,302	$22,031	$7,134	$7,143
__________________
(1)Includes title examination expense, office supplies, and premium and other taxes.
Adjusted gross profit

	Three Months Ended
(in thousands)	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March, 31, 2022	June 30, 2022
Gross Profit	$21,682	$26,379	$24,412	$26,414	$26,514	$28,302	$22,031	$7,134	$7,143
Adjusted for:
Depreciation and amortization	899	1,221	2,579	2,707	3,021	1,978	2,615	3,236	3,747
Adjusted Gross Profit	$22,581	$27,600	$26,991	$29,121	$29,535	$30,280	$24,646	$10,370	$10,890
Adjusted EBITDA

	Three Months Ended
(in thousands)	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March, 31, 2022	June 30, 2022
Net loss (GAAP)	$(6,332)	$(3,622)	$(8,563)	$(11,758)	$(23,299)	$(34,270)	$(43,729)	$(50,026)	$(58,652)
Adjusted for:
Depreciation and amortization	899	1,221	2,579	2,707	3,021	1,978	2,615	3,236	3,747
Interest expense	1,123	1,193	1,151	3,360	4,451	4,531	4,519	4,207	4,489
Income taxes	241	204	223	125	211	170	421	185	136
EBITDA	$(4,069)	$(1,004)	$(4,610)	$(5,566)	$(15,616)	$(27,591)	$(36,174)	$(42,398)	$(50,280)
Adjusted for:
Stock-based compensation	282	355	1,550	2,289	3,713	3,004	11,040	11,393	8,255
Severance costs	1,385	—	—	—	—	—	—	—	3,828
Change in fair value of warrant and Sponsor Covered Shares liabilities	—	—	—	—	—	4,478	(11,169)	(13,900)	(5,193)
Adjusted EBITDA	$(2,402)	$(649)	$(3,060)	$(3,277)	$(11,903)	$(20,109)	$(36,303)	$(44,905)	$(43,390)